    As filed with the Securities and Exchange Commission on November 10, 1997
                                                      Registration No. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                AMERICREDIT CORP.
             (Exact name of registrant as specified in its charter)

                Texas                                          75-2291093
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                        Identification No.)

        200 Bailey Avenue
        Fort Worth, Texas                                         76107
(Address of principal executive offices)                        (Zip Code)



              1996 LIMITED STOCK OPTION PLAN FOR AMERICREDIT CORP.
                            (Full title of the plan)




           Chris A. Choate                                   Copy to:
           General Counsel                               L. Steven Leshin
          AmeriCredit Corp.                          Jenkens & Gilchrist, P.C.
          200 Bailey Avenue                               1445 Ross Avenue
       Fort Worth, Texas  76107                               Suite 3200
            (817) 322-7000                               Dallas, Texas  75202
   (Name, address and telephone number
including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                              Proposed            Proposed
      Title of                                 maximum             maximum
     securities           Amount to           offering            aggregate           Amount of
        to be           be registered         price per           offering          registration
     registered            (1)(2)             share (3)           price (3)            fee (3)
       Common              850,000             $16.00            $13,600,000          $4,121.21

     (1) Shares reserved for issuance under the 1996 Limited Stock Option Plan for AmeriCredit Corp. (the "Plan").
     (2) Pursuant to Rule 416, additional shares of Common Stock issuable under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
     (3) Calculated pursuant to Rule 457(h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 850,000 shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at an exercise price of $16.00 per share.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION *

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission ("Commission"):

     (1) the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed with the Commission;

     (2) the description of the Common Stock, par value $.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on December 5, 1990, including any amendment or report filed for the purpose of updating such description; and

     (3) all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

-------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
     Form S-8.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances.
Reference is made to Article VIII of the Articles of Incorporation of the registrant, as amended, incorporated by reference herein as Exhibit 4.1 and
Article VIII of the Bylaws of the registrant incorporated by reference herein as Exhibit 4.2, each of which provides for broad indemnification of directors and officers.

     Reference is also made to Article IX of the registrant's Articles of Incorporation, contained in Exhibit 4.1, which eliminates the liabilities of directors to the registrant and its shareholders in certain circumstances.

ITEM 8.   EXHIBITS.

     (a)  Exhibits

          The following documents are filed as a part of this registration statement.

EXHIBIT             DESCRIPTION OF EXHIBIT

 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997).

 4.2 Bylaws of AmeriCredit Corp. (incorporated by reference to Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997).

 4.3      Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and
          ChaseMellon    Shareholder Services, L.L.C. (incorporated by reference
          to Exhibit 1 included in the  Report on Form 8-K, dated August 28,
          1997, filed by AmeriCredit Corp. with the    Commission).

 4.4      Copy of the 1996 Limited Stock Option Plan for AmeriCredit Corp.

 5.1      Opinion of Jenkens & Gilchrist, P.C.

23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

24.1      Power of Attorney (see signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended ("Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on November 5, 1997.

                                      AMERICREDIT CORP.



                                      By:  /s/ Clifton H. Morris, Jr.
                                           -----------------------------------
                                           Clifton H. Morris, Jr., Chairman of
                                           the Board and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Clifton H. Morris, Jr. and Chris A. Choate, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                     CAPACITY                         DATE

/s/ Clifton H. Morris, Jr.    Chairman of the Board and
--------------------------    Chief Executive Officer          November 5, 1997
Clifton H. Morris, Jr.


/s/ Michael R. Barrington     Vice Chairman, President
---------------------------   and Chief Operationg Officer
Michael R. Barrington         and Director                     November 5, 1997


/s/ Daniel E. Berce           Vice Chairman and Chief
---------------------------   Financial Officer and Director
Daniel E. Berce               (Principal Financial and
                              Officer)                         November 5, 1997


/s/ Edward H. Esstman         Executive Vice President - Auto
---------------------------   Finance Division and Director    November 5, 1997
Edward H. Esstman


/s/ James H. Greer            Director                         November 5, 1997
---------------------------
James H. Greer


/s/ Kenneth H. Jones, Jr.     Director                         November 5, 1997
---------------------------
Kenneth H. Jones, Jr.


---------------------------   Director
Gerald W. Haddock


/s/ Douglas K. Higgins        Director                         November 5, 1997
---------------------------
Douglas K. Higgins

                                INDEX TO EXHIBITS


Exhibit
  No.                    Description of Exhibit

 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997).

 4.2 Bylaws of AmeriCredit Corp. (incorporated by reference to Exhibit 3.4 of the registrant's Annual
             Report on Form 10-K for the fiscal year ended
             June 30, 1997).

 4.3         Rights Agreement, dated August 28, 1997, between
             AmeriCredit Corp. and ChaseMellon Shareholder
             Services, L.L.C. (incorporated by reference to Exhibit 1 included in the Report on Form 8-K, dated
             August 28, 1997, filed by AmeriCredit Corp. with the Commission).

 4.4         Copy of the 1996 Limited Stock Option Plan for
             AmeriCredit Corp.

 5.1         Opinion of Jenkens & Gilchrist, P.C.

23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1).

23.2         Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (see signature page of this Registration Statement).